                       [CLIFFORD CHANCE US LLP LETTERHEAD]

June 28, 2005

Morgan Stanley Dividend Growth Securities Inc.
1221 Avenue of the Americas
New York, New York  10020

Re:  Opinion of Counsel regarding Post-Effective Amendment No. 30 to the
     Registration Statement filed on Form N-1A under the Securities Act of 1933
     (File Nos. 2-70423, 811-3128)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Dividend Growth Securities Inc., a
Maryland corporation (the "Fund"), in connection with the above-referenced
Registration Statement (as amended, the "Registration Statement") which relates to the Fund's shares of beneficial interest, $0.01 par value (collectively, the
"Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 30 to the Registration Statement (the
"Amendment") to be filed with the Securities and Exchange Commission pursuant to
Rule 485(b) of the Securities Act of 1933 (the "1933 Act") and Amendment No. 31
pursuant to the Investment Company Act of 1940, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have reviewed the Fund's Articles of Incorporation, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that:

1. The issuance of the Shares to which the Registration Statement relates that have not yet been issued by the Fund (the "Unissued Shares") has been duly authorized by all necessary corporate action on the part of the Fund and when such Unissued Shares are issued and delivered by the Fund as contemplated by the
Registration Statement against payment of the consideration therein described, such Unissued Shares will be validly issued, fully paid and non-assessable; and

2. The Shares to which the Registration Statement relates that have been issued by the Fund (the "Issued Shares") have been duly authorized for issuance by all necessary corporate action on the part of the Fund and the Issued Shares have been issued and delivered in exchange for the consideration therefor and are validly issued, fully paid and non-assessable.

As to matters of Maryland law contained in the foregoing opinions, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated
June 28, 2005.

We have consented to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Fund
Counsel" in the Statement of Additional Information

Morgan Stanley Dividend Growth Securities Fund
June 28, 2005                                                             Page 2

forming a part of the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     /s/ Clifford Chance US LLP

                                                     Clifford Chance US LLP